Exhibit 99.1

E2open Announces Fourth Quarter of Fiscal Year 2014 results

Fourth quarter non-GAAP subscription revenue of $16.5 million increases 41% year-over-year

FY2014 non-GAAP subscription revenue of $57.1 million increases 32% year-over-year

FY2014 new and upsell subscriptions and support bookings increase 79% year-over-year

Foster City, CA (April 24, 2014) – E2open, Inc. (NASDAQ: EOPN), a leading provider of strategic, cloud-based software solutions for collaborative planning and execution across global trading networks, today announced financial results for the quarter ended February 28, 2014.

Mark Woodward, E2open’s President and CEO, said, “We finished the year with the highest year-over-year growth rate in subscription revenue in 12 quarters. In addition, the subscriptions and support portion of our new and upsell bookings grew by 79% year-over-year, providing further evidence that our growth initiatives are bearing fruit.”

Fourth Quarter Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $19.4 million for the fourth quarter of fiscal 2014; subscriptions and support revenue was $16.3 million and professional services revenue was $3.1 million.

•	Non-GAAP Revenue: Non-GAAP revenue for the fourth quarter of fiscal 2014 included $0.5 million from the impact of a previous contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013, and $0.1 million from the impact of a purchase accounting adjustment to deferred revenue in connection with the ICON acquisition in the second quarter of fiscal 2014. Total non-GAAP revenue was $20.0 million, an increase of 10% compared to $18.1 million for the fourth quarter of fiscal 2013 and an increase of 5% compared to $18.9 million for the third quarter of fiscal 2014. Subscriptions and support revenue was $16.5 million, an increase of 41% compared to $11.7 million for the fourth quarter of fiscal 2013 and an increase of 13% compared to $14.7 million for the third quarter of fiscal 2014. Professional services revenue was $3.5 million, a decrease of 46% compared to $6.4 million for the fourth quarter of fiscal 2013 and a decrease of 19% compared to $4.3 million for the third quarter of fiscal 2014.

•	GAAP Loss from Operations: GAAP loss operations was ($6.4) million compared to ($2.6) million for the fourth quarter of fiscal 2013 and ($7.1) million for the third quarter of fiscal 2014.

•	Non-GAAP Loss from Operations: Non-GAAP loss from operations was ($3.6) million compared to ($1.4) million for the fourth quarter of fiscal 2013 and ($3.9) million for the third quarter of fiscal 2014.

•	GAAP Net Loss: GAAP net loss was ($6.4) million compared to ($2.8) million for the fourth quarter of fiscal 2013 and ($7.4) million for the third quarter of fiscal 2014. GAAP net loss per share was ($0.23), based on 27.5 million weighted-average shares outstanding, compared to ($0.11) per share, based on 25.2 million weighted-average shares outstanding for the fourth quarter of fiscal 2013, and ($0.28) per share based on 26.5 million weighted-average shares outstanding for the third quarter of fiscal 2014.

•	Non-GAAP Net Loss: Non-GAAP net loss was ($3.9) million compared to ($1.5) million for the fourth quarter of fiscal 2013 and ($4.4) million for the third quarter of fiscal 2014. Non-GAAP net loss per share was ($0.13), based on 29.3 million weighted-average shares outstanding, compared to ($0.06), based on 27.2 million weighted-average shares outstanding for the fourth quarter of fiscal 2013 and ($0.16) based on 28.1 million weighted-average shares outstanding for the third quarter of fiscal 2014.

•	Adjusted EBITDA: Adjusted EBITDA was ($3.0) million compared to ($1.0) million for the fourth quarter of fiscal 2013 and ($3.3) million for the third quarter of fiscal 2014.

•	Cash Flow: Cash flow from operations was $3.7 million and free cash flow was $4.0 million after deducting $0.0 million of capital expenditures and adding back acquisition-related expenses of $0.4 million. This compares to cash flow from operations of $4.1 million and free cash flow of $4.1 million after deducting $0.0 million of capital expenditures for the fourth quarter of fiscal 2013.

•	Balance sheet: Cash and investments was $65.6 million, an increase of $52.8 million compared to $12.8 million at the end of the third quarter of fiscal 2014.

Fiscal Year 2014 Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $71.2 million for fiscal 2014; subscriptions and support revenue was $56.4 million and professional services revenue was $14.8 million.

•	Non-GAAP Revenue: Non-GAAP revenue for fiscal 2014 included $2.0 million from the impact of a previous contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013, and $0.3 million from the impact of a purchase accounting adjustment to deferred revenue in connection with the ICON acquisition in the second quarter of fiscal 2014. Total non-GAAP revenue was $73.6 million, an increase of 3% compared to $71.4 million for fiscal 2013. Subscriptions and support revenue was $57.1 million, an increase of 32% compared to $43.2 million for fiscal 2013. Professional services revenue was $16.5 million, a decrease of 41% compared to $28.2 million for fiscal 2013.

•	GAAP Loss from Operations: GAAP loss from operations was ($24.8) million compared to ($0.0) million for fiscal 2013.

•	Non-GAAP Loss from Operations: Non-GAAP loss from operations was ($14.3) million compared to ($1.3) million for fiscal 2013.

•	GAAP Net Loss: GAAP net loss was ($25.1) million compared to ($0.7) million for fiscal 2013. GAAP net loss per share was ($0.95), based on 26.4 million weighted-average shares outstanding, compared to ($0.04) per share, based on 17.5 million weighted-average shares outstanding for fiscal 2013.

•	Non-GAAP Net Loss: Non-GAAP net loss was ($15.1) million compared to ($1.9) million for fiscal 2013. Non-GAAP net loss per share was ($0.54), based on 28.1 million weighted-average shares outstanding, compared to ($0.07), based on 25.4 million weighted-average shares outstanding for fiscal 2013.

•	Adjusted EBITDA: Adjusted EBITDA was ($12.2) million compared to $0.3 million for fiscal 2013.

•	Cash Flow: Cash flow from operations was ($11.7) million and free cash flow was ($10.8) million after deducting $0.2 million of capital expenditures and adding back acquisition-related expenses of $1.1 million. This compares to cash flow from operations of ($1.0) million and free cash flow of ($2.1) million after deducting $1.1 million of capital expenditures for fiscal 2013.

Fourth Quarter & Recent Business Highlights:

•	Released E2 Planning & Response version 11.2, bringing improved “what-if” scenario and simulation capabilities, network planning visualization and analytics, and certified SAP adapters to the cloud.

•	Announced that E2open customer Avnet Technology Solutions was recognized in the “Customer Value Leadership” category for a new supply chain system it developed in part on E2open’s solutions.

•	Announced that E2open customer Radisys has been recognized with a 2014 Manufacturing Leadership Award in the “Enterprise Technology Leadership” category.

•	Announced that three E2open executives were recognized by Supply & Demand Chain Executive magazine as 2014 Pros to Know, a listing of top supply and demand chain industry professionals.

•	Added three new customers during the quarter and expanded our relationship with several other customers.

•	Ended the quarter with 106 customers, 38,548 unique registered trading partners, and 125,960 unique registered users on the E2open network.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of April 24, 2014, E2open is providing guidance for its first quarter of fiscal 2015 as well as the full fiscal year 2015.

•	Full Year Fiscal 2015 Guidance: Total GAAP revenue is expected to be in the range of $84.9 million to $87.4 million, including a $1.6 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Excluding the aforementioned contract amendment and the purchase accounting adjustment to deferred revenue, total non-GAAP revenue is expected to be in the range of $86.5 million to $89.0 million. fiscal 2015 revenue guidance contemplates the anticipated loss of approximately $2.5 million in subscription revenue in Fiscal 2015 from a pending contract amendment. Non-GAAP loss from operations is expected to be in the range of ($14.0) million to ($13.0) million. Non-GAAP loss per share is expected to be in the range of ($0.47) to ($0.43) based on approximately 31.3 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($12.0) million to ($11.0) million. Free cash flow is expected to be in the range of ($10.0) million to ($9.0) million. New and upsell subscriptions and support bookings are expected to be in the range of $89.0 million to $94.0 million, representing growth of approximately 26% to 33% compared to fiscal 2014.

•	First Quarter Fiscal 2015 Guidance: Total GAAP revenue is expected to be in the range of $18.4 million to $19.2 million. Non-GAAP revenue is expected to be in the range of $19.0 million to $19.8 million, which includes a $0.6 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Non-GAAP loss from operations is expected to be in the range of ($4.8) million to ($4.4) million. Non-GAAP loss per share is expected to be in the range of ($0.16) to ($0.15) based on approximately 31.1 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($4.2) million to ($3.8) million.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP income (loss) from operations or non-GAAP income (loss) per share to GAAP income (loss) from operations and GAAP income (loss) per share because these items cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the fourth quarter of fiscal 2014 and outlook for the first quarter of fiscal 2015 and the full year of fiscal 2015

•	When: Thursday, April 24, 2014 at 2PM PT (5PM ET)

•	Dial in: To access the call in the U.S., please dial (877) 407-3982, and for international callers, please dial (201) 493-6780. Callers may provide confirmation number 13577834 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers, please dial (858) 384-5517 and enter access code 13577834.

About E2open

E2open is a leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative planning and execution across global trading networks. Enterprises use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Celestica, Cisco, HGST, HP, IBM, Lenovo, L’Oréal, LSI, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected GAAP revenue, non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) per share, and adjusted EBITDA for the first quarter of fiscal 2015 and the full fiscal year, and free cash flow and new and upsell bookings for the full fiscal year. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s growth strategy; the Company’s plans for future products; the Company’s operating results; the Company’s ability to anticipate future market demands and future needs of its customers; the Company’s customer concentration; the Company’s ability to effectively manage its growth; the Company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the Company operates; the Company’s competition; the Company’s ability to successfully enter new markets and manage its international expansion; and the Company’s intellectual property.

Further information on these and other factors that could affect the Company’s financial results is included in the filings made with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and the Company’s quarterly report on Form 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: http://investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP net income (loss), weighted-average shares outstanding, non-GAAP net income (loss) per share, adjusted EBITDA, and free cash flow. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude expenses related to stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and noncash income taxes, as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue, non-GAAP income (loss) from operations and non-GAAP net income (loss) also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013 and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Adjusted EBITDA is defined as net income (loss), adjusted for accelerated revenue from a contract amendment, the impact of a purchase accounting adjustment to deferred revenue, depreciation and amortization, stock-based compensation expense, interest and other expense, net, benefit from (provision for) income taxes, amortization of acquired intangibles, and acquisition-related expenses. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, which consist of purchases of property, equipment and software, and excluding acquisition-related expenses. Reconciliation tables are provided in this press release. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	February 28,	November 30,	February 28,	February 28,	February 28,
	2014	2013	2013	2014	2013
Revenue
Subscriptions and support	$16,313	$14,400	$11,633	$56,438	$43,793
Professional services and other	3,057	3,860	5,978	$14,803	$31,145

Total revenue	19,370	18,260	17,611	71,241	74,938

Cost of revenue
Subscriptions and support (1)	3,039	2,769	2,063	10,981	8,275
Professional services and other (1)	4,144	4,309	4,029	16,996	15,037
Amortization of acquired intangibles	350	408	—	816	—

Total cost of revenue	7,533	7,486	6,092	28,793	23,312

Gross profit
Subscriptions and support	13,274	11,631	9,570	45,457	35,518
Professional services and other	(1,087)	(449)	1,949	(2,193)	16,108
Amortization of acquired intangibles	(350)	(408)	—	(816)	—

Total gross profit	11,837	10,774	11,519	42,448	51,626

Gross margin
Subscriptions and support	79%	78%	82%	79%	81%
Professional services and other	(36%)	(12%)	33%	(15%)	52%

Total gross margin	61%	59%	65%	60%	69%

Operating expenses
Research and development (1)	4,786	5,099	3,729	18,491	14,999
Sales and marketing (1)	9,904	9,683	8,054	36,238	28,222
General and administrative (1)	3,158	2,413	2,304	10,660	8,413
Acquisition-related expenses	51	340	—	1,182	—
Amortization of acquired intangibles	294	369	—	688	—

Total operating expenses	18,193	17,904	14,087	67,259	51,634

Loss from operations	(6,356)	(7,130)	(2,568)	(24,811)	(8)

Interest and other expense, net	(383)	(461)	(120)	(762)	(437)

Loss before income taxes	(6,739)	(7,591)	(2,688)	(25,573)	(445)

Benefit from (provision for) income taxes	366	209	(127)	501	(264)

Net loss	$(6,373)	$(7,382)	$(2,815)	$(25,072)	$(709)

Net loss per share:
Basic and diluted	$(0.23)	$(0.28)	$(0.11)	$(0.95)	$(0.04)

Weighted average shares used to compute net loss per share:
Basic and diluted	27,497	26,545	25,178	26,415	17,490

(1) Includes stock-based compensation as follows:

Cost of revenue
Subscriptions and support	$106	$77	$52	$328	$179
Professional services and other	403	326	125	$1,313	$442

Total cost of revenue	509	403	177	1,641	621

Operating expenses
Research and development	111	133	54	460	184
Sales and marketing	569	559	261	2,035	749
General and administrative	313	351	182	1,375	691

Total operating expenses	993	1,043	497	3,870	1,624

Total stock-based compensation	$1,502	$1,446	$674	$5,511	$2,245

E2open, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	February 28, 2014	February 28, 2013
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$42,723	$20,262
Short-term investments	14,374	15,289
Accounts receivable, net	21,995	20,670
Prepaid expenses and other current assets	4,323	2,212

Total current assets	83,415	58,433
Long-term investments	8,541	11,692
Goodwill	22,556	—
Intangible assets, net	11,395	—
Property and equipment, net	3,431	2,438
Other assets	3,844	905

Total assets	$133,182	$73,468

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,366	$10,769
Deferred revenue	43,672	39,789
Payable to ICON shareholders	5,473	—
Current portion of notes payable and capital lease obligations	2,995	849

Total current liabilities	64,506	51,407
Deferred revenue	1,587	1,898
Notes payable and capital lease obligations, net of current portion	2,599	562
Deferred tax liability	3,385	—
Other noncurrent liabilities	1,281	508

Total liabilities	73,358	54,375

Stockholders’ equity:
Common stock	29	25
Additional paid-in capital	426,031	360,280
Accumulated other comprehensive income (loss)	31	(17)
Accumulated deficit	(366,267)	(341,195)

Total stockholders’ equity	59,824	19,093

Total liabilities and stockholders’ equity	$133,182	$73,468

E2open, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	February 28,	November 30,	February 28,	February 28,	February 28,
	2014	2013	2013	2014	2013
Cash flows from operating activities:
Net loss	$(6,373)	$(7,382)	$(2,815)	$(25,072)	$(709)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	1,502	1,446	674	5,511	2,245
Depreciation and amortization	1,221	1,329	420	3,533	1,616
Other	(165)	(256)	129	(245)	374
Changes in operating assets and liabilities:
Accounts receivable, net	(505)	(10,145)	(894)	(51)	(4,366)
Prepaid expenses and other current assets	(583)	131	521	(2,063)	1,149
Accounts payable and accrued liabilities	120	2,222	558	3,548	2,079
Deferred revenue	8,787	4,662	5,456	2,417	(3,372)
Other	(286)	(30)	89	734	27

Net cash provided by (used in) operating activities	3,718	(8,023)	4,138	(11,688)	(957)

Cash flows from investing activities:
Capital expenditures	(48)	(68)	(21)	(213)	(1,138)
Sale (purchase) of marketable securities, net	(22,527)	8,226	(1,880)	4,250	(27,023)
Payment for acquisition	—	—	—	(11,489)	—
Other assets	12	(6)	3	79	29

Net cash provided by (used in) investing activities	(22,563)	8,152	(1,898)	(7,373)	(28,132)

Cash flows from financing activities:
Proceeds from bank credit facilities	2,963	1,982	—	5,481	30,300
Repayment of bank credit facilities	(3,426)	(2,693)	—	(6,772)	(39,950)
Repayment of notes payable and capital lease obligations	(713)	(639)	(607)	(2,246)	(2,502)
Proceeds from exercise of common stock options	677	643	553	2,498	723
Repayment of debt assumed from acquired company	—	—	—	(7,126)	—
Proceeds from exercise of warrants	—	—	—	—	700
Payment of fractional shares from reverse stock split	—	—	—	—	(3)
Proceeds from public offering, net	50,042	—	—	50,042	52,313
Payment of deferred public offering costs	(362)	(17)	—	(379)	(2,410)

Net cash provided by (used in) financing activities	49,181	(724)	(54)	41,498	39,171
Effect of exchange rate changes	6	27	(8)	24	(39)

Net increase (decrease) in cash and cash equivalents	30,342	(568)	2,178	22,461	10,043
Cash and cash equivalents at beginning of period	12,381	12,949	18,084	20,262	10,219

Cash and cash equivalents at end of period	$42,723	$12,381	$20,262	$42,723	$20,262

Supplemental cash flow information:
Cash paid during the period for:
Interest	$113	$67	$31	$256	$239
Income taxes	$—	$44	$15	$121	$134
Noncash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$767	$395	$589	$2,839	$662
Prepaid software, maintenance and services acquired under notes payable and capital leases	$747	$847	$633	$3,666	$1,615
Issurance of common stock for acquisition	$—	$—	$—	$8,849	$—
Automatic conversion of preferred stock to common stock in connection with the IPO	$—	$—	$—	$—	$84,191
Vesting of early exercised common stock options	$—	$—	$4	$7	$37

E2open, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation Tables

(dollars in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	February 28,	November 30,	February 28,	February 28,	February 28,
	2014	2013	2013	2014	2013

Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$16,313	$14,400	$11,633	$56,438	$43,793
Professional services and other	3,057	3,860	5,978	14,803	31,145

Total	19,370	18,260	17,611	71,241	74,938
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	78	78	93	314	(552)
Professional services and other	420	424	420	1,702	(2,979)

Total	498	502	513	2,016	(3,531)
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	101	178	—	343	—
Professional services and other	—	—	—	—	—

Total	101	178	—	343	—
Non-GAAP Revenue
Subscriptions and support	16,492	14,656	11,726	57,095	43,241
Professional services and other	3,477	4,284	6,398	16,505	28,166

Total	$19,969	$18,940	$18,124	$73,600	$71,407

Non-GAAP Gross Profit
GAAP Gross Profit
Subscriptions and support	$13,274	$11,631	$9,570	$45,457	$35,518
Professional services and other	(1,087)	(449)	1,949	(2,193)	16,108
Amortization of acquired intangibles	(350)	(408)	—	(816)	—

Total	11,837	10,774	11,519	42,448	51,626
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	78	78	93	314	(552)
Professional services and other	420	424	420	1,702	(2,979)

Total	498	502	513	2,016	(3,531)
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	101	178	—	343	—
Professional services and other	—	—	—	—	—

Total	101	178	—	343	—
Add: stock-based compensation expense
Subscriptions and support	106	77	52	328	179
Professional services and other	403	326	125	1,313	442

Total	509	403	177	1,641	621
Add: amortization of acquired intangibles
Subscriptions and support	—	—	—	—	—
Professional services and other	—	—	—	—	—
Amortization of acquired intangibles	350	408	—	816	—

Total	350	408	—	816	—
Non-GAAP Gross Profit
Subscriptions and support	13,559	11,964	9,715	46,442	35,145
Professional services and other	(264)	301	2,494	822	13,571
Amortization of acquired intangibles	—	—	—	—	—

Total	$13,295	$12,265	$12,209	$47,264	$48,716

Non-GAAP Gross Margin
Subscriptions and support	82%	82%	83%	81%	81%
Professional services and other	(8%)	7%	39%	5%	48%

Total	67%	65%	67%	64%	68%

E2open, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	February 28, 2014	November 30, 2013	February 28, 2013	February 28, 2014	February 28, 2013

Non-GAAP Loss from Operations
GAAP loss from operations	$(6,356)	$(7,130)	$(2,568)	$(24,811)	$(8)
Add (Less): accelerated revenue from contract amendment	498	502	513	2,016	(3,531)
Add: deferred revenue purchase accounting adjustment	101	178	—	343	—
Add: stock-based compensation expense	1,502	1,446	674	5,511	2,245
Add: amortization of acquired intangibles	644	777	—	1,504	—
Add: acquisition-related expenses	51	340	—	1,182	—

Non-GAAP loss from operations	$(3,560)	$(3,887)	$(1,381)	$(14,255)	$(1,294)

Non-GAAP Net Loss Per Share

Numerator:
GAAP net loss	$(6,373)	$(7,382)	$(2,815)	$(25,072)	$(709)
Add (Less): accelerated revenue from contract amendment	498	502	513	2,016	(3,531)
Add: deferred revenue purchase accounting adjustment	101	178	—	343	—
Add: stock-based compensation	1,502	1,446	674	5,511	2,245
Add (Less): provision for (benefit from) income taxes	(366)	(209)	127	(501)	264
Add: amortization of acquired intangibles	644	777	—	1,504	—
Add: acquisition-related expenses	51	340	—	1,182	—

Non-GAAP loss before income taxes	(3,943)	(4,348)	(1,501)	(15,017)	(1,731)
Cash paid for income taxes	—	(44)	(15)	(121)	(134)

Non-GAAP net loss	$(3,943)	$(4,392)	$(1,516)	$(15,138)	$(1,865)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used to compute diluted net loss per share:

Weighted average number of shares used to compute GAAP net loss per share (diluted)	27,497	26,545	25,178	26,415	17,490
Effect of potentially dilutive common stock equivalents (1)	1,757	1,509	2,000	1,655	7,937

Non-GAAP weighted average shares used to compute non-GAAP net loss per share	29,254	28,054	27,178	28,070	25,427

GAAP net loss per share (diluted)	$(0.23)	$(0.28)	$(0.11)	$(0.95)	$(0.04)

Non-GAAP net loss per share	$(0.13)	$(0.16)	$(0.06)	$(0.54)	$(0.07)

Adjusted EBITDA
GAAP net loss	$(6,373)	$(7,382)	$(2,815)	$(25,072)	$(709)
Add (Less): accelerated revenue from contract amendment	498	502	513	2,016	(3,531)
Add: deferred revenue purchase accounting adjustment	101	178	—	343	—
Add: depreciation and amortization	577	552	420	2,029	1,616
Add: amortization of acquired intangibles	644	777	—	1,504	—
Add: interest and other expense, net	383	461	120	762	437
Add (Less): provision for (benefit from) income taxes	(366)	(209)	127	(501)	264
Add: acquisition-related expenses	51	340	—	1,182	—

EBITDA	(4,485)	(4,781)	(1,635)	(17,737)	(1,923)
Add: stock-based compensation expense	1,502	1,446	674	5,511	2,245

Adjusted EBITDA	$(2,983)	$(3,335)	$(961)	$(12,226)	$322

Free Cash Flow
Net cash provided by (used in) operating activities	$3,718	$(8,023)	$4,138	$(11,688)	$(957)
Less: capital expenditures	(48)	(68)	(21)	(213)	(1,138)
Add: acquisition-related expenses	357	503	—	1,066	—

Free cash flow	$4,027	$(7,588)	$4,117	$(10,835)	$(2,095)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net loss per share.

E2open, Inc. and Subsidiaries

Bookings by Source

(dollars in thousands)

(Unaudited)

	Year Ended
	February 29, 2012		February 28, 2013		February 28, 2014
New and upsell
Subscriptions and support	$29,572	41%	$39,576	32%	$70,754	72%
Professional services and other	21,429	30%	30,712	25%	11,319	12%

Total new and upsell	51,001	70%	70,288	56%	82,073	84%
Renewals	21,614	30%	54,851	44%	16,160	16%

Total bookings	$72,615	100%	$125,139	100%	$98,233	100%

Year-over-year growth
New and upsell
Subscriptions and support		12%		34%		79%
Professional services and other		24%		43%		(63%)

Total new and upsell		17%		38%		17%
Renewals		63%		154%		(71%)

Total		28%		72%		(22%)